ENGINEERING SERVICES AGREEMENT

           This Agreement made this 23rd day of August 1995 is entered into by and between THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY, (hereinafter called "NET''), a corporation specially chartered by the General Assembly of the State of Connecticut with its principal place of business at 227 Church Street, New Haven, Connecticut 06510 and ANALYTICAL SURVEYS, INC., (hereinafter called "ASI"), with its principal place of business at 1935 Jamboree Drive, Suite 100, Colorado Springs, CO 80920, (collectively referred to herein as the "Parties").

           THEREFORE, in consideration of the terms and conditions and mutual obligations herein, the Parties agree as follows:

           1.   SCOPE

           ASI shall provide to SNET photogrammetry services in order to create a Geographic Information System (hereinafter referred to as a "GIS") of SNET's Outside Plant in the state of Connecticut in accordance with Attachment A, SNET AM/FM GIS LANDBASE-LANDBASE COMPILATION FROM PHOTOGRAMMETRIC SOURCES, attached and incorporated by reference herein.

           2.   TERM

           The term of this Agreement shall commence on the above date and shall continue in effect unless otherwise termination as provided herein.

           3.   SERVICES TO BE PROVIDED

           ASI shall provide SNET with Outside Plant Photogrammetric
            Services ("Goods and Services") set forth in Attachment A.

           4.   FEES

           (A) The sole compensation to be paid to ASI by SNET under this Agreement shall be specified in Attachment B, FEES.

           (B) There shall be added charges in excess of the price above noted, an amount equal to any taxes, however designated, hereafter levied, imposed or based upon the sale covered by this Agreement including federal, state, local municipal or excise taxes which taxes or amounts in lieu thereof are charged to or payable by ASI in respect to the foregoing sale of services, if applicable; exclusive however, of taxes based upon the certificate of exemption or similar document or proceeding obtained in order to exempt the sale from a sales or use tax liability SNET has the option of obtaining such certificate, documents, or proceedings.





       5.   OWNERSHIP OF AERIAL PHOTOGRAPHY

           (A) ASI and SNET acknowledge that all aerial photography of the state of Connecticut taken by ASI under separate agreement with the state of Connecticut, Office of Policy and Management is open to the public as indicated by the attached letter from the state of Connecticut, attached and incorporated as Attachment C, herein.

           (B) ASI shall use such aerial photographs in accordance with all applicable rules, regulations imposed by the State of Connecticut or any other governmental authority.

           6.   BILLING AND PAYMENT

           (A)  ASI shall submit a detailed invoice to SNET to Mr.
            David Dickman at 555 Long Wharf Drive, 3rd Floor, New Haven, Connecticut 06511.

           (B)  80% of invoice shall be due and payable forty-five (45)
            days after delivery of Goods and Services.   The balance
            shall be due and payable forty-five (45) days after acceptance as defined in Attachment D, ACCEPTANCE CRITERIA, attached and incorporated by reference herein.

           7.   TRAVEL EXPENSES

           All travel, food, lodging, and other ASI employees' costs and charges for the services specified in Attachment B, FEES, are to be paid for by ASI, except for expenses specifically stated in Attachment B, FEES, as payable by SNET.

           8.   PROJECT MANAGEMENT

           ASI shall provide the services, deliver any deliverables, and complete this Agreement in the manner outlined herein. SNET shall have the right to monitor ASI's performance including but not limited to review of progress with ASI's project manager.

           9.   PERSONNEL

           (A) ASI and its personnel shall devote their best effort and skill to the services for SNET and the personnel shall serve subject to SNET approval.

           (B) The personnel provided by ASI shall be employees of ASI (including the Project Manager) for ninety (90) days prior to the date of ASI's bid or the commencement of services hereunder, and shall have a minimum of one (1) year experience in the Mapping field.
           (C) Nothing in this Agreement shall be construed to create an employment or agency relationship between SNET and ASI or its employees. ASI and ASI's employees shall not be entitled to any wages, salaries, employee benefits, or other remuneration from SNET.

           (D) ASI shall replace any personnel deemed unsatisfactory by SNET within one week after notification by SNET. ASI will absorb all training and project learning time for ASI's employees and replacements.

           10.  REQUIREMENTS OF LAW

           (A) ASI shall comply, at its own expense, with applicable provisions of all local, state, and federal laws, ordinances, statues, rules and regulation, applicable to the services performed or work furnished under this Agreement, including but not limited to provisions related to worker's compensation, equal employment opportunity, unemployment compensation, sickness and disability, social security occupational safety and health, wages and hours, taxation, environmental protection, the Fair Labor Standards Act, the Federal Occupational Safety Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and rule or regulations promulgated under these Acts or Statutes. Upon request from SNET, ASI shall submit evidence of compliance with or coverage or qualification under all applicable laws or regulations.

           (B) If, in the opinion of SNET's Project Manager any services being performed by ASI under this Agreement shall fail to comply with the provisions of any applicable law, ordinance, statute, rule or regulation, such failure will be deemed a failure to comply with the provisions of the Agreement and SNET specifications, for which SNET's Project Manager may order the work stopped and not resumed until, in his opinion, ASI has complied with such provisions. Failure of SNET's Project Manager to be present or to detect such non-compliance or to stop ASI form proceeding shall not constitute an endorsement or ratification of ASI's non-compliance by SNET.

           11.  SUBCONTRACTOR

           (A) ASI shall not subcontract any part of the work without the written consent of SNET's Project Manager as to both the subcontracting of the work and the identity of the subcontractor. All work performed by a subcontractor shall be deemed work performed by ASI.

           (B) All subcontracts shall provide that subcontractors shall be subject to all contract provisions set forth in the Agreement and documents insofar as they are applicable to the work to be done under such subcontracts. Any subcontract shall be immediately terminated by ASI whenever SNET's Project Manager's opinion the work of the subcontractor is unsatisfactory or unnecessarily delayed or that the subcontractor has violated any of the provisions of the Agreement or contract documents.

           (C) If ASI subcontracts in violation of this provision SNET may, at is option, and without waiving any other legal or equitable right, terminate this Agreement and shall thereupon be relieved from all liability hereunder to ASI of it purported subcontractor.

           (D) SNET hereby grants approval to ASI to subcontract the airborne GPS of this project to Measurement Science, Inc.

           12.  PROJECT MANAGERS

           (A) Both SNET and ASI shall designate a project manager on or before commencement of services to be performed under this Agreement.

           (B) ASI's project manager shall serve subject to SNET approval.

           (C) Said project managers shall meet as is mutually agreed to be necessary, to discuss accomplishments, plans for future work, new requirements (if any), milestones, problems and their resolutions.

           13.  WARRANTY BY ASI

           (A) ASI warrants that Goods and Services delivered to SNET under this Agreement will be at the time of delivery free and clear of any liens and encumbrances. ASI warrants that their services and any deliverable will conform to the Guidelines set forth in Attachment A. ASI further warrants the deliverables to be free from defect or deficiencies in workmanship. The Warranties expressed herein shall be in force for a period of one (1) year from the date of delivery. ASI shall pay all charges for labor necessary to diagnose, repair, and correct any error caused.

           (B) ASI warrants that the Goods and Services provided hereunder shall be performed in a professional, courteous and lawful manner to SNET's satisfaction and in accordance with the terms and conditions of this Agreement.

           14.  CONTRACTOR INTERFERENCE

           ASI shall perform all operations in a manner so as not to cause interference with other contractors or SNET employees. If it becomes necessary during ASI's course of operations to cause such interference, ASI shall immediately notify SNET's Project Manager of the anticipated interference and shall not proceed further with that phase of the work without the prior written approval of SNET's Project Manger.

           15.  PATENTS, TRADEMARKS AND COPYRIGHT

           ASI warrants that the sale and use of its services or deliverables hereunder shall not infringe any patent, trademark, or copyright issued by the United States or any foreign country. ASI agrees to defend SNET at ASI's own cost and expense and pay any judgment rendered in any suit or proceeding and indemnify and hold harmless SNET of any claim, cost, expenses, or Attorney's fees, in connection with any allegation that any services or deliverables set forth in Attachment A and acquired hereunder infringes a letter patent, trademark or copyright of the United States or any foreign country or any other rights to copyright or proprietary information, provided that ASI is reasonably notified in writing of any claim of infringement and furnished with any papers received in connection therewith and provided further that ASI shall have the sole direction and control of the negotiations or suit which is brought and that SNET shall assist ASI, at ASI's expense, in said litigation.

           16.  PROPRIETARY INFORMATION, NONDISCLOSURE

           (A) Each Party pledges that, its officers, employees and its agents, shall treat any and all information and data relating to or obtained through the performance of this Agreement, including but not limited to data relating to the other's operations, policies, procedures, source material, techniques, accounts and personnel, (the "Confidential Information") obtained by each Part, its officers, employees or agents, as confidential and will not disclose any such information or data to any employee or third Party not involved in, or responsible for, the negotiation of or with respect to this Agreement or effectuating the provisions thereof. Any oral discussions between SNET and ASI which relate to the confidential information shall be considered and treated as "Confidential Information".

           (B) Each Party shall protect the Confidential Information of the other with the same degree of care as it affords its own proprietary or confidential information, which shall in no event be less than that degree of care used by a reasonably prudent person in exercising ordinary care.

           (C) Neither Party, its agents, employees, representatives, subsidiaries, affiliates or parent companies shall, for themselves or for the benefit of any person or entity, use or disclose the Confidential Information of the other whether written or oral, for any purpose, at any time without the express prior written approval of the disclosing Party.

           (D) Notwithstanding anything to the contrary herein, the receiving Party shall have no obligation to preserve the confidentiality of any information which:

           (1) was previously known to the receiving Party free of any obligation to keep it confidential; or

           (2) is or become publicly available, by other than unauthorized disclosure; or

           (3) is independently developed by the receiving Party and said receiving Party can demonstrate that it has not used the confidential information; or

           (4) is disclosed to third Party by the disclosure Party without restriction; or

           (5) is lawfully received from a third Party whose disclosure would not violate any confidentiality or other legal obligation.

           (E) The obligations hereunder shall survive the cancellation, termination, or completion of this Agreement.

           (F) Upon termination of this Agreement each Party will immediately return all Confidential Information which may be demanded by the other as the other's property or certify to the other Party to the destruction of said Confidential Information.

           17.  INSPECTION, AUDIT

           (A) SNET, or its representative, shall have the right to inspect all services hereunder and specifically reserves the right to conduct on-site visits and perform audits or operational reviews as SNET deems appropriate and necessary. Any inspection, audit, review or lack thereof shall not relieve ASI of responsibility for performance. ASI shall maintain a true and correct set of records to include, but not be limited to, referred accounts, invoices and internal records for all charges and sufficient other detail to permit reasonable verification or correction of charges and performance in accordance with this contract.

           (B) ASI shall maintain such records in accordance with generally accepted accounting principles, for the period of six (6) years. SNET or its representative may, from time to time, audit any and all such records and ASI agrees to permit SNET, or its representative, access to examine and audit these records at all reasonable times and without additional cost to SNET. ASI shall furnish SNET with service status and progress reports as SNET may request.
            The results of any SNET audit herein shall be determinative of any matter contested concerning billings by ASI to SNET.

           18.  INDEMNITY

           ASI agrees to indemnify, defend and hold SNET harmless from and against any claims, damages or expenses (including attorney's fees) resulting from or arising out of the acts, omissions, or services of ASI, its agents, servants, employees, representatives or attorneys, whether or not the same are made or brought against SNET individually, or jointly against both parties herein, in the performance of this Agreement. SNET shall notify ASI in writing of any such claims made against SNET. Notwithstanding its right to protection, defense, reimbursement and indemnification by ASI, and without limiting or restricting the other terms and provisions contained in this Paragraph, SNET reserves for itself, at its own option, the exclusive right to settle, compromise and pay any and all claims, demands, proceedings, suits, actions or causes of actions which are brought against either party herein under the terms and provisions of this Paragraph.

           19.  TERMINATION

           (A) In the event ASI fails t comply with any of the terms of this Agreement, SNET shall notify ASI in accordance with
            Section 26, NOTICES, of said noncompliance. ASI shall then have thirty (30) calendar days to cure said noncompliance. If ASI fails to cure said noncompliance, SNET may, without waiving any other rights it may have, terminate this Agreement upon written notice to ASI.

           (B) Either party may terminate this Agreement at any time, with or without justification or cause, by giving written notice to the other party not less than thirty (30) days prior to the effective date of such termination. No such termination shall affect or impair the obligation of SNET to pay ASI amounts on all services completed by ASI prior to the effective date of termination.

           20.  INSURANCE

           ASI shall carry such insurance covering all its employees as shall protect it from all claims under Worker's Compensation in the states where the work in this Agreement shall be performed and Unemployment Compensations Laws in effect that may be applicable to it. ASI shall also carry liability insurance consistent with its indemnification obligations under Section 18, INDEMNITY, (by name or as a member of an expressly named covered class) and SNET shall be names as an additional insured under the general liability insurance and comprehensive automobile insurance. Such insurance coverage shall have combined single limits of not less than one million dollars ($1,000,000.00) for general liability insurance, one million dollars ($1,000,000.00) for comprehensive automobile liability and one million dollars ($1,000,000.00) for professional liability insurance. ASI shall provide SNET proof of such insurance through certificates of insurance on an annual basis.

           21.  CONTINGENCY

           It is mutually agreed by the parties hereto that neither party shall be held responsible for any delay or failure in performance hereunder caused by revolution or other disorder, war embargoes, government requirements, civil or military authorities, strikes (even if a party could settle a labor dispute), floods, acts of nature, inability to secure material or transportation facilities because of aforementioned causes, or without limiting the foregoing, by any other cause not within the control of the party whose performance is interfered with, and which by the exercise of reasonable diligence, said party is unable to prevent whether of the class of causes hereinbefore enumerated or not.

           22.   BANKRUPTCY

           Either party may terminate this contract by notice in writing, in the event that the other makes an assignment for the benefit of creditors, or admits in writing inability to pay debts as they mature; or a trustee or receiver of the other, or of any substantial part of the other's assets, is appointed by any court; or a proceeding is instituted under any provision of the Federal Bankruptcy Act by the other, or against the other and is acquiesced in or is not dismissed within sixty (60) days or results in an adjudication in bankruptcy.

           23.  BREACH

           SNET may, on ASI's breach of or noncompliance with Paragraph
            3 of Attachment D, ACCEPTANCE CRITERIA, where no other remedy exists herein, terminate this Agreement and at SNET's option because damages are difficult to ascertain recover liquidated damages and not as a penalty of one thousand dollars ($1,000.00) per day until the breach is cured or ASI is in compliance herewith.

           24.  NON-WAIVER OF BREACH

           Failure of SNET at any time or from time to time, to enforce or require the strict keeping and performance by ASI of any of the terms and provisions of this Agreement shall not constitute a waiver by SNET of a breach of any such terms or provisions and shall not affect or impair such terms or provisions in any way or the right of SNET at any time to avail itself of rights or remedies as it may have at any time. A waiver by SNET shall only be effective if such waiver is in writing and executed by SNET.

           25.  ASSIGNMENT

           (A) Any assignment of the service to be performed by ASI, in whole or in part, or of any other interest hereunder without written consent of SNET, except an assignment confined solely to monies due or to become due shall be void. It is expressly agreed that any such assignment of monies shall be void to the extent that it attempts to impose upon SNET obligations to the assignee additional to the payment of such monies or to preclude SNET from dealing solely and directly with ASI in all matters pertaining hereto, including the negotiation of amendments or settlements of amounts due.

           (B) The foregoing shall not limit SNET's right to assign this Agreement to any Company affiliated with SNET, which right is expressly affirmed.

           26.  NOTICES

           Any and all notices permitted or required to be given herein shall be deemed duly given (1) upon actual delivery, if delivery is by hand (2) upon receipt by the transmitting party of confirmation or answer back if delivery is by telex or telegram; or (3) upon delivery into the United States mail if delivery is by postage paid registered or certified return receipt requested mail. Each such notice shall be sent to the respective party at the address indicated below or to any other address as the respective party may designate in writing delivered pursuant to this paragraph.

           if to SNET, and of a legal nature, including price change:

           The Southern New England Telephone Company
            48 Boston Post Road
            Orange, Connecticut 06477
            ATTN:  Manager-Technical Procurement

           if to SNET, and of an administrative nature:

           The Southern New England Telephone Company
            555 Long Wharf Drive
            New Haven, Connecticut 06511
            ATTN:  Mr. David Dickman

           if to ASI:

           Analytical Surveys, Inc.
            1935 Jamboree Drive, Suite 100
            Colorado Springs, CO  80920
            ATTN:  Mr. Raymond R. Mann

            27.  PUBLICITY

            ASI shall not commercially use SNET's name without SNET's express written consent. The foregoing shall not apply to ASI's inclusion of SNET within a listing of ASI's clients.

           28.  SEVERABILITY

           In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of Connecticut or the United States of America, such unenforceability shall not affect any other provision of this Agreement; but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

           29.  SURVIVAL

           The terms, provisions, representations, and warranties contained herein shall survive delivery, payment, and acceptance. This Agreement shall bind the parties hereto and their legal representatives, successors, assigns, and heirs (if ASI is a natural person).

           30.  MODIFICATION OF AGREEMENT

           The whole Agreement between the parties hereto is stated herein and may only be changed by amendment signed by both parties or their duly authorized agents.

           31.  AFFILIATED COMPANIES

           For the purpose of this Agreement, an Affiliate is (I) a company owning all outstanding voting shares of SNET (such company being hereinafter called the "Parent"): (ii) a company owned by or whose majority of voting stock is owned by the Parent; or (iii) a company owned by or whose majority of voting stock is owned by SNET. SNET may from time to time designate Affiliates to be eligible under this Agreement or may withdraw any of those presently designated, by a written notice to this effect, given to ASI thirty (30) days in advance.

           32.  WAIVER

           The waiver of strict compliance of any of the terms of this contract or of any breach thereof on the part of SNET shall not be held or deemed to be a waiver of any subsequent failure to comply with or perform the same or any other term or condition of this contract or of any breach thereof.

            33.  SNET STANDARDS OF CONDUCT

           (A) ASI agrees to comply with Attachment E, SNET SUPPLIER POLICY STATEMENT ON ETHICS, and SNET SUPPLIER STANDARDS OF CONDUCT, which are attached hereto and incorporated herein by reference.

           (B) ASI shall comply with all applicable Federal, State, County, and Local laws, regulations, and codes in the performance of this Agreement.

           34.  NO EXCLUSIVE RIGHT

           Nothing herein contained shall be construed as the grant of any exclusive right by SNET to ASI, and nothing herein contained shall be construed as a requirement that SNET refer any account or accounts to ASI, but any referred account shall be subject to all terms of this Agreement.

           35.  LAW GOVERNING

           This Agreement is made in and shall be governed by the laws of the State of Connecticut.

           36.  COMPLIANCE WITH LAWS

           ASI agrees to comply with all applicable federal, state and local laws and regulations in the performance of this Agreement. Without in any way limiting the foregoing, ASI agrees to comply with the Fair Labor Standards Act and Occupational Safety and Health Act as amended as wall as SNET's Equal Employment Opportunity Certificate which ASI shall recertify upon SNET's request.

           37.  ENTIRE AGREEMENT

           This contract including Attachments A through F, which are incorporated by reference herein, constitute the entire contract and Agreement between SNET and ASI. No conversations, understandings or agreements varying, extending or affecting in any way, the terms or provisions of this contract shall be binding on either party unless reduced to writing and duly executed by an authorized representative of each party.

           IN WITNESS WHEREOF, this contract is executed this 7th day of September, 1995.

            ANALYTICAL SURVEYS, INC.

            BY /s/  Raymond R. Mann
            ITS     Senior Vice President
            DATE    August 23, 1995

           THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
           BY  /s/ Charlotte G. Denenberg
           ITS     Vice President-Network Technology and CTO
           DATE    September 7, 1995